Exhibit 10.14

CLOCK TOWER BUILDING
OFFICE LEASE

by and between

CLOCK TOWER, LLC,
a Delaware limited liability

company

as Landlord

and

TRUECAR, INC.,
a Delaware corporation

as Tenant

Dated: May 10, 2010

LEASE SUMMARY

This lease summary is attached to the within lease for convenience of reference only and shall in no way be considered a part of said lease or used in the interpretation of any of the provisions contained therein.

Date:	May 10, 2010

Landlord:	CLOCK TOWER, LLC, a Delaware limited liability company

Tenant:	TRUECAR, INC., a Delaware corporation

Premises:	4,389 Rentable and 3,728 Usable square feet on the sixth (6th) floor (Suite 600); plus a portion of the twelfth (12th) floor of the Building on a month-to-month basis.

(Article 1 and Exhibit “B”)

Term:	Five (5) months for 6th Floor Premises; month-to-month for 12th Floor Premises expiring not later than December 31, 2010 (for the entire Premises).

(Article 3)

Base Rent (MG):	$3.53 per square foot of Rentable Area per month for 6th Floor Premises; $9,000 per month for the 12th Floor Premises.

(Article 4)

Security Deposit:	$15,493.17 for the 6th Floor Premises; $9,000 for the 12th Floor Premises.

(Section 22.5)

Base Year:	2010.	(Article 5)

Tenant’s Share:	8.07%

Parking Passes:	None.

(Article 26)

S-1

GLOSSARY OF DEFINED TERMS

LOCATION OF DEFINITION
DEFINED TERM	IN OFFICE LEASE

501 Santa Monica Garage	26.1
Additional Rent	4.3
Affiliate	14.8
Alterations	8.1
Applicable Laws	31.14
Base Building Improvements	Exhibit “D” - 1.1
Base Year	5.2(a)
Base Year Tax Reduction	5.2(e)(4)
Base Taxes	5.2(e)(4)
Base Rent	4
Broker	27
Building	1
Building Systems	2.2
Commencement Date	3.1
Construction Contract	Exhibit “D” - 4.1
control	14.1(b)
Cost Pools	5.1(c)
Damage	12.1
Delivery Date	3.2
Event of Default	22.1
Expense Year	5.2
Fair Market Rental Rate	3.5(b)
force majeure events	31.13
HVAC	7.1
Indemnified Claims	16.1
Interest Notice	30.1(a)
Land	1
Landlord	Page 1, 17
Landlord Indemnified Parties	16.1
Lease	Page
License	32.1
License Area	32.1
Normal Working Hours	7.1
notices	30.6
Off-Site Parking Program	26.1
Operating Expenses	5.1(c)
Parking Operator	26.1
Person	14.1(b)
Premises
Profits	14.5(b)
Project
Project Expenses	5.3
Reference Rate	22.2(b)
Renewal Notice	3.4(a)
Renewal Option	3.4(a)
Renewal Term	3.4(a)
Renewal Term Commencement Date	3.4(a)
rent	4.3
Rentable Area	Exhibit “B”
Rooftop Equipment	32.1

GL-1

Rules and Regulations	28
Service Facilities	2.2
Security Deposit	22.5
Successor	14.8
Tax Expenses	5.2(e)
Tax Reduction	5.2(e)(4)
Tenant	Page 1, 22.6
Tenant Improvements	Exhibit “D” - 2
Tenant’s Share	5.2(f)
Term	3.1
Transfer	14.1
Transferee	14.4
Underlying Mortgages	18.1
Usable Area	Exhibit “B”

GL-2

iv

CLOCK TOWER BUILDING
OFFICE LEASE

THIS OFFICE LEASE (the “Lease”) is made and entered into as of May10, 2010, by and between CLOCK TOWER, LLC, a Delaware limited liability company (“Landlord”) and TRUECAR, INC., a Delaware corporation (“Tenant”).

1.                                 Lease of Premises.

1.1                               6th Floor Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the “6th Floor Premises”) shown on the drawings attached hereto as Exhibit “A,” located on the entire sixth (6th) floor of an office building (the “Building”) located at 225 Santa Monica Boulevard, Santa Monica, California. The 6th Floor Premises is commonly known as Suite 600 and contains approximately 4,389 square feet of Rentable Area (as defined in Exhibit “B” attached hereto). For all purposes under this Lease, except as and to the extent otherwise expressly provided in this Lease, the 6th Floor Premises and the 12th Floor Premises (defined in Section 1.2 below) collectively shall constitute, and be referred to herein as, the “Premises.” The Building, the land on which the foregoing improvements are located (the “Land”), and all other improvements now or hereafter constructed on the Land, except improvements which tenants may remove therefrom pursuant to the terms of their respective leases, are collectively referred to herein as the “Project.” Tenant shall have the non-exclusive right to use the common areas and public areas in the Project.

1.2                               12th Floor Premises. In addition to Tenant’s lease of the sixth (6th) floor of the Building under Section 1.1 above, Landlord also leases to Tenant, and Tenant hereby leases from Landlord, a portion of the twelfth (12th) floor of the Building (the “12th Floor Premises”) shown on the drawings attached hereto as Exhibit “A”. The 12th Floor Premises shall contain a portion of the 12th floor of the Building comprised of six (6) individual offices along the perimeter of the floor and a proportionate share of the undemised general use area within the 12th floor of the Building (including access to and from the 12th floor elevators and the core area restrooms on the 12th floor, comprising approximately 2,300 square feet of Rentable Area. All of the terms, conditions, rights, obligations and covenants of this Lease shall apply to the 12th Floor Premises, and the 12th Floor Premises shall constitute and be deemed part of the Premises for all purposes hereunder, except as and to the extent otherwise expressly provided in this Lease. Notwithstanding Tenant’s lease of the 12th Floor Premises, Landlord shall have the right from time to time to lease the remaining portions of the 12th floor of the Building not leased by Tenant hereunder to any third party, in Landlord’s reasonable discretion. Tenant shall reasonably cooperate with any such third party tenant on the 12th floor of the Building for purposes of use of common undemised portions of the floor core area restrooms and path of travel to and from the elevators. If requested by Landlord, Tenant agrees to execute a commercially reasonable shared-use agreement with any other thirty party tenant leasing a portion of the 12th floor for the purpose of memorializing certain rules, procedures and agreements between the parties and Landlord concerning the joint use of undemised space on the 12th floor.

2.                                 Purpose; Use.

Tenant shall use the Premises only for general office uses consistent with first-class office buildings in downtown Santa Monica. Without limiting the foregoing, permitted office uses do not include uses for a medical practice, retail sales operation, showroom, classroom, testing center or non-incidental storage. Tenant shall not use or occupy the Premises, or permit the use or occupancy of the Premises, in any manner or for any purpose which: (a) would violate any Applicable Laws including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any applicable governmental permit or document related to the Project; (b) would adversely affect or render more expensive any fire or other insurance maintained by Landlord for the Project or any of its contents; or (c) would impair or interfere with any of the services and systems of the Building, including without limitation, the Building’s electrical, mechanical, vertical transportation, sprinkler, fire and life safety, structural, plumbing, security, heating, ventilation and air conditioning systems (collectively, the “Building Systems”) or the janitorial, security and building maintenance services (collectively, the “Service Facilities”).

3.                                 Term.

3.1                          Commencement Date.

(a)                                      The term of this Lease (the “Term”) for the 6th Floor Premises shall commence on August 1, 2010 (the “Commencement Date”), and shall end five (5) months after the Commencement Date (on December 31, 2010), unless sooner terminated pursuant hereto. Promptly following the Commencement Date upon the request of Landlord, Landlord and Tenant shall confirm the Commencement Date and the expiration date by executing and delivering a Memorandum of Lease Commencement in the form attached hereto as Exhibit “C.”

(b)                                      The Term of the Lease for the 12th Floor Premises shall commence on May 10, 2010 (the “12th Floor Commencement Date”) and shall continue on a month-to-month basis, but in any event, not longer than (and shall expire not later than) December 31, 2010. Either Landlord or Tenant shall have the right to terminate this Lease as to the 12th Floor Premises (and only as to the 12th Floor Premises) upon thirty (30) days prior written notice to the other party, and all of the rights, duties and obligations under this Lease shall thereupon terminate and be of no further force of effect as of such termination, except for accrued and unpaid or unperformed obligations and duties expressly surviving the expiration or earlier termination of this Lease.

3.2                               Delivery and Acceptance of the Premises. Tenant currently occupies the 6th Floor Premises as a subtenant of Interior Systems, Inc., a Wisconsin corporation (as the sublandord). Accordingly, as of the Commencement Date (for the 6th Floor Premises), Landlord shall be deemed to have delivered the Premises to Tenant in is As-Is condition. Within three (3) business days after the mutual execution and delivery of this Lease, Landlord shall deliver the 12th Floor Premises to Tenant in its As-Is condition, broom clean and free of tenancies, ready for Tenant’s use and occupancy thereof in accordance with this Lease. By remaining in possession of, or entering into possession of, as applicable, the Premises or any part thereof as of the Commencement Date (and the 12th Floor Commencement Date for the 12th Floor Premises),

Tenant shall be conclusively deemed to have accepted the Premises (as applicable) and to have agreed that Landlord has performed all of its delivery obligations hereunder with respect to the Premises and that the Premises are in satisfactory condition and in full compliance with the requirements of this Lease as of the date of such possession, except for (a) latent defects of which Landlord is notified within one year following Tenant’s occupancy of the Premises, and (b) the minor details of construction, decoration and mechanical adjustments which do not materially interfere with Tenant’s use and occupancy of the Premises for their intended purpose. Landlord shall have no responsibility to correct or liability with respect to any latent defects in any portion of the Tenant Improvements installed by a contractor of Tenant, if any, but shall be responsible for repair of or liable for latent defects in the core and shell of the Building and in the Tenant Improvements installed by Landlord or Landlord’s contractors, subject to all applicable statutes of limitation. Except as otherwise expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or any other portion of the Project, including without limitation, any representation or warranty with respect to the suitability or fitness of the Premises, the Building or any other portion of the Project for the conduct of Tenant’s business.

4.                                      Base Rent.

Tenant shall pay monthly Base Rent (“Base Rent”) to Landlord for the Premises as set forth in this Article 4. Base Rent shall be payable in monthly installments and each monthly installment of Base Rent is payable in advance on the first day of each calendar month.

4.1                               6th Floor Base Rent. For the period beginning on the Commencement Date and continuing throughout the Term of this Lease, Tenant shall pay Landlord Base Rent (“Base Rent”) for the 6th Floor Premises in the amount of Fifteen Thousand Four Hundred Ninety-Three and 17/100 Dollars ($15,493.17) per month, which is equal Three and 53/100 Dollars ($3.53) per square foot of Rentable Area in the 6th Floor Premises. Such Base Rent shall be payable in advance on the first day of each calendar month beginning on the Commencement Date and continuing throughout the Term of this Lease.

4.2                               12th Floor Base Rent. For the period beginning on the 12th Floor Commencement Date and continuing throughout the Term of this Lease for the 12th Floor Premises, Tenant shall pay Landlord Base Rent for the 12th Floor Premises in the amount of Nine Thousand Dollars ($9,000.00) per month. Such Base Rent for the 12th Floor Premises shall be payable in advance on the first day of each calendar month beginning on the 12th floor Commencement Date and continuing throughout the Term of this Lease for the 12th Floor Premises, as the same may be terminated by either party on thirty (30) days’ prior written notice.

4.3                               Other Terms. Base Rent, together with all other sums of any kind due under this Lease (individually and collectively, “Additional Rent”), shall be paid to the Landlord without deduction or offset of any kind, and in advance and without demand (except as otherwise herein expressly provided) in lawful money of the United States at the Office of the Building or such other location and/or to such other person as Landlord may from time to time designate in writing. The Base Rent and Additional Rent may sometimes be referred to herein collectively as the “rent.”

5.                                      Rent Adjustments.

5.1                               General Terms. In addition to paying the Base Rent specified in Article 4 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Project Expenses,” as those terms are defined in Sections 5.2(f) and 5.2(b) of this Lease, respectively, which are in excess of the amount of Project Expenses applicable to the “Base Year,” as that term is defined in Section 5.2(a), below; provided, however, that in no event shall any decrease in Project Expenses for any “Expense Year,” as that term is defined in Section 5.2(c) below, below Project Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. All amounts due under this Article 5 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 5 shall survive the expiration of the Lease Term. Notwithstanding the foregoing, however, for avoidance of doubt, because the Base Year hereunder is calendar year 2010, unless the parties mutually agree to extend the Term of this Lease beyond the Term originally provided for hereinabove (which neither party shall have any obligation to do), Tenant shall not have any obligation for Tenant’s Share of Project Expenses for the Term of this Lease.

5.2                               Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

(a)                                      “Base Year” shall mean the calendar year 2010.

(b)                                      “Project Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

(c)                                       “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Project Expenses shall be equitably adjusted for any Expense Year involved in any such change.

(d)                                      “Operating Expenses” shall mean the total of all actual costs incurred by Landlord using, where applicable, generally accepted accounting and management practices in connection with the management, operation, maintenance, cleaning, protecting, servicing and repair of the Project. Operating Expenses shall include, without limitation, (i) the cost of providing, managing, operating, maintaining and repairing air conditioning, sprinkler, fire and life safety, electricity, steam, heating, mechanical, ventilation, lighting, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs, general maintenance and cleaning, trash removal, telephone service, janitorial service, light bulb and tube replacement, and supplies, security and any parking shuttle service; (iii) the cost (e.g. premiums and deductible amounts) of “all risk of physical loss”, boiler, sprinkler, apparatus, commercial general liability, property damage, rent loss, earthquake and other insurance; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits, including, without limitation, such costs for a transportation system manager and/or rideshare coordinator for the Project; (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Project; provided that, with respect to management services charged by Landlord, Operating Expenses may include an annual fee not in excess of three and one-half percent (3.5%) of gross revenue of the Project; (vi) the fair market rental value of the Project manager’s offices and storage areas in the Building, provided said offices and storage areas are devoted solely to the management, operation, maintenance or repair of the Project; (vii) the cost of business licenses; (viii) fees imposed by any federal, state or local government for fire and police protection, trash removal, community services or other similar services which do not constitute Tax Expenses as defined in Paragraph 5.2(e); (ix) any charges which are payable by Landlord under any special assessment district under which the Building is assessed in the future; (x) the costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xi) capital costs incurred in connection with any equipment, device or other improvement reasonably anticipated to achieve savings in the operation, maintenance or repair of the Project or portion thereof, or to comply with Applicable Laws not effective with respect to the Project upon Delivery Date; provided, however, the same shall be amortized (including interest on the unamortized cost) over the shorter of (A) the useful life, or (B) the cost recovery period (i.e., the anticipated period to recover the full cost of such capital item from cost savings achieved by such capital item), of the relevant capital item as reasonably determined by Landlord; and (xii) depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building or Project. For purposes of computing rent adjustments pursuant to this Article 5, Operating Expenses for the entire Project shall be equitably allocated and charged to Tenant as an amount per square foot of Rentable Area. Operating Expenses shall be adjusted to reflect one hundred percent (100%) occupancy of the Project during any period in which the Project is not one hundred percent (100%) occupied. Said adjustment to reflect one hundred percent (100%) occupancy shall be applied only to Operating Expenses which by their nature vary based on the occupancy of the Project and not to Operating Expenses which by their nature are fixed independently of the level of occupancy of the Project, all as determined in accordance with generally accepted accounting and management practices consistently applied. Operating Expenses shall not include the following:

(1)                                      The cost of repair to the Building or the Project including the Premises, to the extent the cost of the repairs is reimbursed by insurance;

(2)                                      Marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(3)                                      Costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for other tenants or occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or prospective tenants or occupants of the Building;

(4)                                      The cost of utilities directly charged to individual tenants (including Tenant) including electric power costs for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power and allocated to all of the Rentable Area of the Building in accordance with generally accepted accounting and management practices and payroll, material and contract costs of other services charged to tenants (including Tenant);

(5)                                      The cost of painting and decorating the Premises or premises of other tenants;

(6)                                      The depreciation of the Building (including the Base Building Improvements) and other real property structures in the Project;

(7)                                      Interest, principal, points and fees on debt or amortization payments on any real property mortgages or deeds of trust and ground lease payments or any other debt instrument encumbering the Building or the Project, and other costs and charges in connection therewith such as, without limitation, legal fees and brokerage fees;

(8)                                      Legal, accounting, auditing and other related expenses associated with the enforcement of leases or the securing or defense of Landlord’s title to the Land, the Building or other portions of the Project;

(9)                                      Advertising costs and promotional expenditures incurred directly for leasing individual space in the Building or other portions of the Project;

(10)                               Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Project and all compensation to executives, officers or partners of Landlord or to persons who are executives or officers of partners of Landlord or to any other person at or above the level of building manager, other than the building manager of the Building or Project;

(11)                               Any compensation paid to clerks or attendants in commercial concessions operated by Landlord or by others;

(12)                               All items and services for which Tenant or any other tenant in the Building reimburses Landlord and all items and services supplied selectively to any tenant without reimbursement, and all items and services provided to any tenant with or without reimbursement, in excess of those which Landlord is required to provide under this Lease, provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant;

(13)                               To the extent reimbursed by parking fees, the cost of payroll for clerks and attendants, bookkeeping, garage keepers liability insurance, parking management fees, tickets and uniforms directly incurred in operating the parking facilities;

(14)                               Costs of capital improvements, replacements, alterations and additions to the Building and other portions of the Project which, in accordance with generally accepted accounting and management practices, should not be expensed, except as otherwise included in Operating Expenses pursuant to this Paragraph 5.2(d);

(15)                               Costs of repairs or modifications to the Building or Premises due to Landlord’s failure, if any, to construct the Building and Premises in full compliance with all governmental regulations, ordinances and laws effective at the time of construction;

(16)                               The cost of any political or charitable donations or contributions;

(17)                               Interest, fines or penalties assessed as a result of Landlord’s failure to make payments in a timely manner, unless such failure is reasonable under the circumstances;

(18)                               Costs of purchasing, installing and replacing art work or decorative features (to the extent properly capitalized under generally accepted accounting and management practices) in the Building or elsewhere in the Project, excluding repairs and maintenance thereto required as a result of normal wear and tear;

(19)                               Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

(20)                               Any bad debt loss, rent loss or reserves for bad debts or rent loss;

(21)                               Tax penalties, interest charges and fines incurred in connection with the payment or non-payment of taxes (whether due to Landlord negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due, or otherwise)

(22)                               Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building or Project operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants; and

(23)                               Any expenses incurred by Landlord for use of any portions of the Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events, parties or ceremonies, and advertising for such events, beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building or Project in normal Building operations during standard Building hours of operation, but Operating Expenses shall include the costs incurred by Landlord for events primarily intended to benefit tenants of the Project generally.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements. In no event shall the components of Operating Expenses for any Expense Year related to electrical costs be less than the components of Operating Expenses related to electrical costs in the Base Year.

(e)                                  Taxes Expenses,

(1)                                      “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

(2)                                      Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

(3)                                      Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 5 for such Expense Year. If Tax Expenses for any Expense Year during the Lease Term or any extension thereof are increased after payment thereof, or if Tax Expenses for the Base Year are decreased after payment thereof, in either event for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand any resulting increase in the amount of Tenant’s Share of Project Expenses for any Expense Year affected by such change. Notwithstanding anything to the contrary contained in this Section 5.2(e) (except as set forth in Section 5.2(e)(1), above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), unless due to a change in the method of taxation, any of such taxes are levied on or assessed against Landlord, in whole or in part, in lieu of: as a substitute for or as an addition to any other tax which would otherwise constitute a Tax Expense, (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Article 10 of this Lease.

(4)                                      The amount of Tax Expenses for the Base Year shall be known as “Base Taxes”. If in any Expense Year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Base Taxes as a result of any reassessment or any similar governmental act or Applicable Law, including, without limitation, as the result of a Proposition 8 reduction (collectively, a “Tax Reduction” ), then for purposes of all subsequent Expense Years, including the Expense Year in which such Tax Reduction occurred, the Base Taxes shall be decreased by an amount equal to the Tax Reduction (a “Base Year Tax Reduction” ); provided, however, that if in any subsequent comparison year the amount of such Tax Reduction is decreased (other than to the extent by virtue of the application of the annual percentage increase (presently 2.0%) in Tax Expenses currently provided by statute (or any substitute therefor hereafter adopted) or the impact on Tax Expenses of a reassessment under Proposition 13), for purposes of calculation of Base Taxes for such subsequent comparison year, the Base Year Tax Reduction shall be correspondingly decreased.

(f)                                        “Tenant’s Share” shall mean Eight and 07/100 percent (8.07%), equal to the ratio of the total Rentable Area of the Premises to a total 54,399 square feet of Rentable Area in the Building.

5.3                               Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Project Expenses for the Project among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Building, and the retail space tenants of a Building. The Project Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

5.4                               Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Project Expenses for such Expense Year exceeds Tenant’s Share of Project Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 5.4(al, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

(a)                                      Statement of Actual Project Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Project Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the fill’ amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 5.4(b), below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 5. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Project Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 5.4(a) shall survive the expiration or earlier termination of the Lease Term.

(b)                                      Statement of Estimated Project Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Project Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Project Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Project Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 5, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 5.4.(b)). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to

Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

5.5                               Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures, Tenant Improvements and any other personal property located in or about the Premises in accordance with Article 10 of this Lease.

6.                                 Abatement for Untenantability.

If the Premises or any portion thereof are rendered untenantable and are not used by Tenant for a period of five (5) consecutive business days or twelve (12) business days in any twelve (12) month period (the “Eligibility Period”) as a result of failure in the water, sewage, air conditioning, heating, ventilating, vertical transportation or electrical systems of the Project, or as a result of any Damage (as defined in Section 12.1), Tenant’s rent shall be reduced and abated after the expiration of the Eligibility Period for such time as the Premises or such portion thereof remain untenantable and are not used by Tenant, in the proportion that the Rentable Area of the portion of the Premises rendered untenantable and not used by Tenant bears to the total Rentable Area of the Premises, provided, however, there shall be no abatement of rent: (a) if Landlord provides to Tenant other space in the Project which is reasonably suited for the temporary operation of Tenant’s business and actually used by Tenant, or (b) if the Damage or failure of Building Systems is caused in whole or in part by the negligent or willful acts or omissions of Tenant, its agents, employees, contractors, licensees or invitees, or (c) to the extent the rent abatement is not actually covered by rental loss insurance, which Landlord agrees to carry so long as such coverage is available on commercially reasonable terms. Notwithstanding the foregoing, during any rent abatement under this Lease, Tenant shall pay Landlord Additional Rent for all services and utilities provided to and used by Tenant during the period of the rent abatement. To the extent rental loss insurance carried, or required to be carried, by Landlord, the premiums for which are included in Operating Expenses, covers or would be covered, but for this provision, rent loss for any portion of the Eligibility Period, the Eligibility Period shall be reduced to the extent of such coverage.

7.                                 Utilities and Services.

7.1                          Landlord Obligations.

(a)                                 Services. Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning (“HVAC”) as appropriate, during normal business hours, at such temperatures and in such amounts as are standard for general office use of comparable buildings in the vicinity of the Building, assuming an occupancy load of the Premises by Tenant consistent with occupancy loads by office tenants of comparable office buildings (it being acknowledged and agreed that Landlord is not required to provide any additional HVAC that may be required for Tenant’s server and/or equipment rooms); (3) janitorial service to the common areas of the Project on weekdays, other than New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (on the days such holidays are generally observed) and such other holidays as are generally recognized by landlords of comparable office buildings in Santa Monica, California (collectively, “Holidays”), for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and Holidays; and (5) electrical current of 3.0 watts per rentable square foot at an average per outlet of 115 volts, but not for equipment that requires electrical energy consumption that exceeds normal office usage. Tenant acknowledges that each floor in the Building (including the floor on which the Premises is located) is separately metered for utilities, and the costs of any such separately metered utilities shall be paid or reimbursed to Landlord directly, and not passed through in Operating Expenses of the Building. Additionally, the cost of janitorial services provided for the Premises shall be charged directly to Tenant (as will janitorial services for all other full-floor tenants in the Building) and not passed through in Operating Expenses of the Building. Notwithstanding the foregoing, all utilities and Building services, including, without limitation electricity, HVAC, water, janitorial, and day porter services not separately metered or provided exclusively to one floor or tenant of the Building, e.g., for common areas, shall be part of Operating Expenses passed through to tenants of the Building pursuant to Section 5.2(d) above. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in this Section 7.1(a): (A) at any time other than between 8:00 a.m. and 6:00 p.m. on weekdays (other than Holidays) and Saturdays from 9:00 a.m. to 1:00 p.m. (“Normal Working Hours”), or (B) on Saturdays (except as provided above), Sundays or Holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services (currently $60.00/hour, with a four (4) hour minimum usage) within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.

(b)                                 Access/Security. Landlord shall furnish to Tenant’s employees and agents access to the Premises on a seven (7) day per week, twenty-four (24) hour per day basis, subject to compliance with such reasonable and non-discriminatory security measures as shall from time to time be in effect for the Building and/or the Project, Landlord maintenance activities and subject to the reasonable and non-discriminatory rules and regulations from time to time established by Landlord. The parties acknowledge that Landlord shall provide an exterior telephone communication system on the exterior wall of the Building for access to the Building and Premises after Normal Working Hours, by which Tenant’s guests or invitees or other persons shall be able to contact Tenant or the security personnel of the Building and provide a previously arranged password for entry into the Building and Premises; provided, however, that this current security system is subject to modification from time to time in the reasonable discretion of Landlord and/or to comply with Applicable Laws as may be in force from time to time, provided that Tenant’s access and security rights hereunder are not materially diminished. Landlord does not warrant the effectiveness of said security equipment, procedures and personnel provided by Landlord and Tenant shall have the right, subject to review and approval of Landlord, at Tenant’s expense, to provide additional security equipment or personnel in the Premises, provided that Landlord is given reasonable access to the Premises and that any such security system installed by Tenant complies with all Applicable Laws and building codes and shall not create any material security risk to the Building or materially adversely affect the rights of other tenants in the Project. At Tenant’s request, elevator access to the Premises may be locked from time to time and accessible only by use of the security card reader system installed by Landlord for the Project. Landlord shall provide Tenant with twelve (12) security cards for use with Landlord’s security card reader system, each of which security cards shall require a $25.00 deposit with Landlord, returnable to Tenant upon return of the security card to Landlord. Tenant shall designate no more than two (2) persons to communicate with Landlord’s security vendor, as may be changed from time to time, currently UPS, to lock and unlock the elevator doors and access to the Premises. To the extent that it is feasible to link Tenant’s additional security equipment and system for the Premises, if any, to the security system for the Project, Landlord shall cooperate with Tenant to cause security access cards or other devices provided to Tenant for access to the Project to provide access to the Premises in connection with Tenant’s additional security system, provided that all costs associated with such linking of Landlord’s and Tenant’s security systems shall be borne solely by Tenant.

7.2                          Excess Utility Use; Extraordinary Services.

(a)                                      Landlord shall not be required to furnish electrical current for equipment that requires more than 115 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

(b)                                      Passenger elevator services, HVAC, electricity, and access to and use of the Premises will be available twenty-four (24) hours a day, subject to the provisions of this

Article 7. Landlord may impose a reasonable direct charge and establish reasonable rules and regulations for any of the following: (a) the use of any HVAC or electric current by Tenant at any time other than during Normal Working Hours; (b) the usage of any services provided to Tenant at any time other than during Normal Working Hours; (c) additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business other than during Normal Working Hours); and (d) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises. The foregoing direct charges shall be payable by Tenant as Additional Rent on the next rent payment date after submission of an invoice therefor by Landlord. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right, at its option, to meter and charge all tenants in the Building, including Tenant, directly for their use of electricity and HVAC within their respective premises. In such event, Tenant shall pay such charges as Additional Rent on a monthly basis within five (5) days after invoice therefor, and all such charges shall be excluded from Operating Expenses under Article 5.

7.3                               Charges. Tenant shall pay Landlord for all light bulbs and tubes replaced within the Premises, including Landlord’s labor costs for such replacement. All janitorial work for the Premises shall be supplied by Landlord, billed to or reimbursed by Tenant. Tenant shall pay for water, gas, electricity and all other utilities used by Tenant on the Premises including connection charges, from and after the delivery of possession of the Premises by Landlord. If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as Additional Rent.

7.4                               Interruption in Utility Services. Landlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Project, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of rent (except as provided in Article 6), when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, other force majeure  events, or by the making of repairs, alterations or improvements to the Premises or the Building, or the limitation, curtailment, rationing or restriction on supply of fuel, steam, water, electricity, labor or other supplies or for any other condition beyond Landlord’s reasonable control, including without limitation, any governmental energy conservation program or legal requirement.

8.                                      Alterations.

8.1                               Restriction on Alterations. Tenant shall make no alteration, repair, addition or improvement in, to or about the Premises (collectively, “Alterations”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord may impose as a condition to such consent such requirements as Landlord, in its reasonable discretion, may deem necessary or desirable, including without limitation, (a) the right to approve the plans and specifications for any work, (b) the right to require supplemental insurance satisfactory to Landlord and covering Landlord, Landlord’s property manager and Landlord’s lender as additional insureds, (c) the right to require security for the full payment for any work and to require unconditional lien releases for all work completed, (d) requirements as to the manner in which or the time or times at which work may be performed and (e) the right to approve the contractor or contractors to perform Alterations. All Alterations shall be compatible with a first class/comparable office building and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers, Tenant shall pay to Landlord an administrative charge equal to three percent (3%) of the hard construction costs of any such Alterations in the Premises (other than Cosmetic Alterations), to reimburse Landlord for its (or its project manager’s) costs of reviewing plans and specifications, engineering review, and inspecting all Alterations to assure full compliance with all of Landlord’s requirements; provided that not such administrative charge shall be payable by Tenant in connection with Tenant’s initial Tenant Improvements or Alterations in the Premises. Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Alterations, except to the extent such defects are caused by Landlord, its agents, servants or employees. Notwithstanding anything to the contrary hereinabove, Tenant shall not be entitled to make or install any improvements or Alterations in the 12th Floor Premises during the Term hereof for the 12th Floor Premises.

8.2                               Removal and Surrender of Fixtures and Alterations, All Alterations and all Tenant Improvements installed in the Premises which are attached to, or built into, the Premises, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term; provided, however, Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Alterations or Tenant Improvements designated by Landlord to be removed at the time of Landlord’s approval thereof and any other improvements not generally found in a first-class office building, and to repair any damage to the Premises and the Project caused by such removal, all at Tenant’s sole expense and to the reasonable satisfaction of Landlord. Any articles of personal property including business and trade fixtures not attached to, or built into, the Premises, machinery and equipment, free-standing cabinet work, and movable partitions, which were installed by Tenant in the Premises at Tenant’s sole expense and which were not installed in connection with a credit or allowance granted by Landlord or in replacement for an item which Tenant would not have been entitled to remove, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs to Landlord’s reasonable satisfaction any damage to the Premises, the Building and any other part of the Project caused by such removal. With respect to Tenant Improvements installed in the Premises, Landlord and Tenant shall each own undivided interests in such Tenant Improvements to the extent, in the case of Landlord, paid for or provided by Landlord, and, in the case of Tenant, to the extent paid for by Tenant. For purposes of the insurance requirements of Section 11.2, Tenant shall be deemed to have an insurable interest in all of the Tenant Improvements and Alterations in the Premises, as between Landlord and Tenant, but the same shall be surrendered with the Premises on termination of this Lease, as set forth above.

9.                                 Maintenance and Repairs.

9.1                               Tenant’s Obligations. Except for Landlord’s obligations specifically set forth in this Lease, Tenant shall, at Tenant’s sole expense, keep the Premises and every part thereof clean and in good condition and repair and Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

9.2                               Landlord’s Obligations. Subject to Article 12, Landlord shall repair and maintain with reasonable diligence after notice thereof from Tenant, defects in, and damage to, the Building Systems installed by Landlord and serving or located on the Premises. If such maintenance and repair is required in part or in whole by the act, neglect, misuse, fault or omission of any duty of Tenant, its agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord the cost of such maintenance and repairs except to the extent Tenant has been relieved of such liability under Section 11.6. Except as provided in Article 12, there shall be no abatement of rent with respect to, and Landlord shall not be liable for, any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable for any damage caused by other lessees or persons in or about the Project, or for any consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. As a material inducement to Landlord entering into this Lease, Tenant waives and releases its right to make repairs at Landlord’s expense under Section 1942 of the California Civil Code or under any other law, statute or ordinance now or hereafter in effect, and Tenant waives and releases the right to terminate this Lease under Section 1932(1) of the California Civil Code or any similar or successor statute.

10.                          Tax on Tenant’s Personal Property.

At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

11.                          Insurance; Waiver of Subrogation.

11.1        Liability Insurance. Tenant shall at all times during the Term (and prior to the Ten with respect to any activity of Tenant hereunder at the Project) and at its own cost and expense procure and continue in force workers’ compensation insurance, Employer’s Liability Insurance and Commercial General Liability insurance adequate to protect Tenant and Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises. The limits of liability under the workers’ compensation insurance policy shall be at least equal to the statutory requirements therefor, and the limits of liability under the Employer’s Liability Insurance policy shall be at least One Million Dollars ($1,000,000). The Commercial General Liability insurance for injuries to persons and for damage to property at all times shall be in an amount of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) general aggregate, for injuries to non-employees and property damage. Not more frequently than once each two (2) years, if, in the opinion of Landlord’s lender or of the insurance broker retained by

Landlord, the amount of Employer’s Liability or Commercial General Liability coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance broker.

11.2        Property Insurance. Tenant shall at all times during the Term maintain in effect policies of insurance covering all leasehold improvements (including, but not limited to, all Tenant Improvements and Alterations) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Term, providing protection against any peril included within the classification “all risk coverage” or “causes of loss — special form” together with insurance against sprinkler water damage (including earthquake caused sprinkler damage), vandalism and malicious mischief. Such property insurance shall provide equivalent or greater coverage than that provided by ISO Form CP 10 30. The proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured. Upon termination of this Lease due to any casualty, the proceeds of insurance shall be paid to Landlord and Tenant, as their interests appear in the insured property. The full replacement value of the items to be insured under this Section 11.2 shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement at the time the policy is initially obtained, and shall be increased from time to time in order to maintain replacement value coverage.

11.3        Business Interruption. Tenant shall at all times during the Term, and at its own cost and expense, procure and maintain in effect loss of income or business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

11.4        Policy Requirements.

(a)                                 All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California and reasonably acceptable to Landlord. Insurance companies rated A VII or better by Best’s Insurance Reports shall be deemed acceptable.

(b)                                 Each policy shall be written on an “occurrence” basis and shall have a deductible or deductibles, if any, which do not exceed the deductible amounts) maintained by similarly situated tenants in office buildings in Santa Monica, Each policy shall cover Landlord, Landlord’s Project manager, Landlord’s lender and their respective members, managers, partners, officers, directors, agents and employees as additional insureds, as their interests may appear, and copies of all policies and endorsements thereto together with certificates evidencing the existence and amounts of such insurance and further evidencing that such insurance is in full force and effect, shall be delivered to Landlord by Tenant at least five (5) business days prior to Tenant’s occupancy of any portion of the Premises, and in any event, prior to any activity of Tenant hereunder at the Project. No such policy shall be cancelable except after thirty (30) days written notice to Landlord. Tenant shall provide Landlord with originals of the endorsements to Tenant’s commercial general liability insurance and property insurance policies which include the following exact wording:

It is agreed that Clock Tower, LLC, a Delaware limited liability company, Cushman & Wakefield, Inc. and their respective members, managers, partners, officers, affiliates, agents, employees, successors and assignees are additional insureds. The coverage under this policy is primary insurance with respect to liability arising out of the ownership, maintenance or use of the premises leased to TRUECAR, INC., a Delaware corporation.

Such endorsements must be separate from certificates of insurance. It is not acceptable to have the above-referenced language typed or written on the certificates of insurance in lieu of providing Landlord with the required endorsements. Each certificate of insurance and endorsement required hereunder must have an original signature. Rubber stamped signatures will not be accepted. Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof. Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, to procure the same and Tenant shall pay the cost thereof as Additional Rent promptly upon Landlord’s demand.

(c)                                       The policies of insurance required to be carried by Tenant shall be primary and non-contributing with, and not in excess of any other insurance available to Landlord. The cost of defending any claims made against any of the policies required to be carried by Tenant shall not be included in any of the limits of liability for such policies. Tenant shall immediately report to Landlord, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by Tenant, or Tenant’s receipt of notice or knowledge of any claim by a third party or any occurrence that might give rise to such claims. It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required by this Lease.

(d)                                      If any of the liability insurance policies required to be maintained by Tenant pursuant to this Article 11 contains aggregate limits which apply to operations of Tenant other than those operations which are the subject of this Lease, and such limits are diminished by more than Two Hundred Thousand Dollars ($200,000) after any one or more incidents, occurrences, claims, settlements, or judgments against such insurance, Tenant shall take immediate steps to restore aggregate limits or shall maintain other insurance protection for such aggregate limits. Any policy of property insurance required hereunder may be in “blanket coverage” form, provided any such “blanket coverage” policy (i) specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy or (ii) is in an amount not less than the sum of one hundred percent (100%) of the actual replacement costs of all of the properties covered under such “blanket coverage” insurance policy. Neither the issuance of any such property insurance policy nor the minimum limits specified in this Section 11.4 shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

11.5        Landlord’s Requirements. Landlord shall, at all times during the Term hereof, at its sole cost and expense (subject to reimbursement in accordance with Article 5) procure and maintain in force insurance of the type commonly referred to as an “all risk of physical loss” policy, including earthquake insurance to the extent required by any Underlying Mortgage (as defined in Section 18.1) or deemed commercially practicable by Landlord, and commercial general liability insurance insuring the Land, the Building and the Project against all risks and all other hazards as are customarily insured against, in Landlord’s reasonable judgment, by others similarly situated and operating like properties. Landlord shall procure and maintain in force (subject to reimbursement in accordance with Article 5) a commercially reasonable amount (or an amount as required by any Underlying Mortgage) of rental loss insurance during the Term of this Lease.

11.6      Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and waives its entire right of recovery against the other for any direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance policy or policies carried by, or required to be carried by, the waiving party pursuant to this Lease (including deductible amounts thereunder), whether or not such damage or loss may be attributable to the negligence of either party or their agents, invitees, contractors, or employees. Each insurance policy carried by either Landlord or Tenant in accordance with this Lease shall include a waiver of the insurer’s rights of subrogation to the extent necessary.

12.                               Damage or Destruction.

12.1        Agreement Governs. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project by fire or other casualty (“Damage”) and no statute or regulation which is inconsistent with this Article 12, now or hereafter in effect, including without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, shall have any application to this Lease with respect to any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project. This Article 12 shall not affect the provisions of Article 16  below, subject to Section 11.6.

12.2        Obligation to Repair. If the Premises, access thereto within the Project or Building Systems serving the Premises suffer Damage, subject to all other terms of this Article  12, Landlord shall diligently repair the Base Building Improvements (as defined in Exhibit “D”) in a manner consistent with the provisions of any Underlying Mortgage and subject to reasonable delays for insurance adjustment and other matters beyond Landlord’s reasonable control. Upon any Damage to the Premises, Tenant shall assign to Landlord (or Landlord’s designee) all insurance proceeds payable to Tenant under insurance required pursuant to Section 11.2, and Landlord shall repair the Tenant Improvements and Alterations installed in the Premises; provided that if the cost of such repair by Landlord exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, such shortfall shall be paid by Tenant to Landlord prior to Landlord’s repair of the Damage. Upon termination of this Lease due to any Damage, the proceeds of insurance shall be paid to Landlord and Tenant as their interests appear in the insured property. Landlord shall not be liable for any loss of business, inconvenience or annoyance to Tenant arising from any Damage or any repair or restoration of any portion of the Premises, the Building or other portion of the Project as a result of any Damage.

12.3        Major Damage to Premises. If the Premises, access thereto within the Project or Building Systems serving the Premises suffer Damage so that the Premises are rendered untenantable and the repair thereof cannot in the reasonable opinion of Landlord, be completed within ninety (90) days after the date Landlord is informed of the Damage (without payment of overtime or other premium) or if insurance proceeds will not be sufficient to cover the cost of repairs, then Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after the date Landlord is informed of the Damage, either: (a) to terminate this Lease as of the date not less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant (although rent shall be abated until such termination in the manner and to the extent provided in Article 6); or (b) to repair the Damage in accordance with Section 12.2, in which event this Lease shall continue in full force and effect, and rent shall be abated in the manner and to the extent provided in Article 6. Landlord shall give Tenant written notice stating the estimated length of time that will be required to repair the Damage as soon as reasonably possible after such Damage, but in no event later than thirty (30) days following the date Landlord is informed of the Damage.

12.4        Major Damage to Building or Project. Without limiting the provisions of Sections 12.2 and 12.3, if the Building or the Project suffers major and material Damage which, in Landlord’s reasonable opinion, cannot be repaired within one hundred eighty (180) days after the date Landlord is informed of the Damage (without payment of overtime or other premium), or if the Building or the Project is so extensively damaged as to render it economically unviable for its existing use, in Landlord’s reasonable opinion, after the repair thereof, or if substantial alteration or reconstruction of the Building or the Project is required, in Landlord’s reasonable opinion, as a result of the Damage, or if insurance proceeds will not be sufficient to cover the cost of repairs, then Landlord shall have the option, to be exercised by written notice to Tenant within thirty (30) days after the date Landlord is informed of the Damage, either: (a) to terminate this Lease as of the date no less than thirty (30) days nor more than sixty (60) days after Landlord’s notice to Tenant and rent shall be abated in the manner and to the extent set forth in Article 6; or (b) subject to Section 12.2, to repair and rebuild the Building with reasonable diligence, in which event this Lease shall continue in full force and effect and rent shall be abated in the manner and to the extent provided in Article 6.

13.                               Eminent Domain.

13.1        Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

13.2        Partial Taking — Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business on a permanent basis in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Base Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

13.3        Partial Taking — Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Base Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.2. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

13.4                Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including without limitation, the payment of Base Rent and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any other temporary condemnation or other taking attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Premises. If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant’s sole cost and expense; provided that, Tenant shall receive the portion of the award attributable to such restoration.

13.5                      Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

14.                               Assignment and Subletting.

14.1                      Transfers. Except as provided in Section 14.8, Tenant shall not, without the prior written consent of Landlord (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in this Section 14.1 being a “Transfer”).

14.2                    Consent Standard. Landlord may grant or withhold its consent to any assignment or subletting of the Premises (or any other Transfer) in Landlord’s sole and absolute discretion.

14.3                      Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least fifteen (15) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant agrees to reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in connection with the processing and documentation of any requested Transfer whether or not Landlord consents to the Transfer or the same is finally consummated.

14.4                      Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

14.5                      Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 14.5. This Section 14.5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

14.6                      Landlord’s Options. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, if, and only if, such requested Transfer alone or in the aggregate with all previous and then still effective

Transfers would result in a Transfer of 25% of more of the Rentable Area of the Premises, terminate this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord terminates this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the effective termination date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

14.7                      Additional Compensation, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions and tenant finish work) over (2) the Rent allocable to the portion of the Premises covered thereby.

14.8                      Permitted Transfers. Notwithstanding Section 14.1, Tenant shall have the right, after notice thereof to Landlord, to Transfer all or a portion of the Premises, or the leasehold hereunder, to an Affiliate or Successor of Tenant. For purposes hereof, an “Affiliate” or “Successor” of Tenant is an entity controlling, under common control with or controlled by Tenant, including an entity resulting from a merger or consolidation by Tenant, but excluding, in each case, any entity formed to avoid the restrictions on Transfer by Tenant hereunder and excluding any agency or department of the United States Government. For purposes of this definition, the word “control,” as used above, means with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. The word “Person” means an individual, partnership, trust, corporation, firm or other entity. Any such Affiliate or Successor of Tenant must expressly assume in writing a pro rata share of Tenant’s obligations hereunder in the proportion that the number of square feet of Rentable Area of the Premises subleased or assigned to such Affiliate or Successor of Tenant bears to the total number of square feet of Rentable Area in the Premises, without relieving Tenant of any liability hereunder. Subject to the foregoing, however, if Tenant is a corporation which under the then current guidelines published by the Commissioner of Corporations of the State of California is not deemed a public corporation, or is an unincorporated association or partnership, the the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an Assignment hereunder.

14.9                      No Release of Tenant’s Obligations. No Transfer shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or consent to any Transfer. Landlord’s consent to one Transfer shall not constitute consent to any subsequent Transfer.

15.                               Project Coordination.

15.1                      Right of Entry. Landlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Tenant as reasonably practicable, to enter the Premises for purposes of inspection, to post notices of non-responsibility, to protect the interest of Landlord in the Premises, to supply janitorial service and any other services to be provided by Landlord hereunder, to perform all required or permitted work therein, including the erection of scaffolding, props and other mechanical devices for the purpose of making alterations, repairs or additions to the Premises or the Building which are provided for in this Lease or required by law. Locks to the Premises, including interior areas, shall be keyed consistent with the keying system for the Building. Landlord and its agents and representatives shall also have the right, at all reasonable times, to show the Premises to prospective tenants (during the last year of this Lease), lessors of superior leases, mortgagees, prospective mortgagees or prospective purchasers of the Building. No such entry shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant, and Tenant hereby waives any claim against Landlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises.

15.2                      Building and Common Areas. Provided Landlord does not unreasonably interfere with Tenant’s use, Landlord may: (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Project; (c) make changes to the common areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, parking spaces, parking areas, loading and unloading areas, halls, passages, stairways and other means of ingress and egress, direction of traffic, landscaped areas and walkways; (d) close temporarily any of the common areas for maintenance purposes as long as reasonable access to the Premises remains available; (e) use the common areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (f) do and perform such other acts and make such other changes in, to or with respect to the common areas and Building and other portions of the Project as Landlord may deem appropriate.

15.3                      Name. Landlord may adopt any name for the Building and/or the Project and Landlord reserves the right to change the name and/or the address of the Building and/or the Project or any part thereof at any time.

16.                          Indemnification and Waiver.

16.1                      Indemnity by Tenant. Tenant shall indemnify, protect, defend and hold harmless, Landlord, its officers, directors, partners, agents, attorneys and employees, and any affiliate of Landlord, including without limitation, any corporations or any other entities controlling, controlled by or under common control with Landlord (collectively, “Landlord Indemnified Parties”), from and against any and all third party claims, suits, demands, liability, damages and expenses, including attorneys’ fees and costs (collectively, “Indemnified Claims”), arising from or in connection with Tenant’s use or alteration of the Premises or the conduct of its business or from any activity performed or permitted by Tenant in or about the Premises, the Building or any part of the Project during the Term or prior to the Commencement Date if Tenant has been provided access to the Premises, the Building or any part of the Project for any purpose, or arising from any breach or default in the performance of any obligation on

Tenant’s part to be performed under the terms of this Lease, or arising from Tenant’s use of the Building Services in excess of their capacity or arising from any other act, neglect, fault or omission of Tenant or any of its officers, agents, directors, contractors, employees, subtenants, assignees, licensees or invitees. If any action or proceeding is brought against any of the Landlord Indemnified Parties in connection with any Indemnified Claims, Tenant, upon written notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord, which approval shall not be unreasonably withheld. Tenant’s obligations under this Section 16.1 shall survive the expiration or earlier termination of this Lease.

16.2                      Waiver. As a material part of the consideration to the Landlord for entering into this Lease, Tenant hereby assumes all risk of and releases, discharges and holds harmless Landlord from and against any and all liability to Tenant for damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of Landlord. In no event shall Landlord be liable to Tenant for any injury to any person in or about the Premises or damage to the Premises or for any loss, damage or injury to any property of Tenant therein or by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes, including without limitation, water, steam and refrigeration lines, sprinklers, tanks, drains, drinking fountains or similar cause in, about or upon the Premises, the Building or any other portion of the Project unless such loss, damage or injury is caused by the gross negligence or willful misconduct of Landlord.

17.                               Definition of Landlord.

The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under ground leases of the Land or master leases of the Building, if any. In the event of any transfer, assignment or other conveyance of any such title, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any term or condition of this Lease.

18.                          Subordination.

18.1                      Subordination. This Lease is subject and subordinate to all mortgages, trust deeds, and ground and underlying leases (the “Underlying Mortgages”) which now exist or may hereafter be executed affecting the Land, Project and/or the Building and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any Underlying Mortgage in order to make such subordination effective. Tenant, however, shall execute promptly any certificate or document that Landlord may request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Lease. Notwithstanding the forgoing, the mortgagee, ground lessor or beneficiary of an Underlying Mortgage may elect, at any time by notice given to Tenant, to subordinate such Underlying Mortgage to this Lease, and no further instrument of subordination shall be required to make such subordination of the Underlying Mortgage effective. Tenant, however, shall execute promptly any certificate or document requested to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Lease.

18.2                      Attornment. If Landlord’s interest in the Building and/or the Land is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgage, or otherwise by operation of law: (a) at the election of the new owner, Tenant will attorn to and recognize the new owner as Tenant’s landlord under this Lease, and upon written request, Tenant shall enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remaining term hereof, or, at the election of such new owner, this Lease shall automatically become a new lease between Tenant and such new owner, upon the terms and provisions hereof for the remaining term hereof; and Tenant will confirm such attornment and new lease in writing within ten (10) days after request (Tenant’s failure to do so will constitute an Event of Default); and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance, and (iii) liable for the return of any security deposit paid by Tenant except to the extent that the security deposit has actually been paid to such person or entity.

18.3                    Notice from Tenant. Tenant shall give written notice to the holder of any Underlying Mortgage whose name and address have been previously furnished to Tenant of any act or omission by Landlord which Tenant asserts as giving Tenant the right to terminate this Lease or to claim a partial or total eviction or any other right or remedy under this Lease or provided by law. Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then the holder of any Underlying Mortgage shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

19.                                    Intentionally Omitted.

20.                                    Surrender of Premises and Removal of Property.

20.1                      No Merger. The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof; shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

20.2                        Surrender of Premises. Upon the expiration of the Term, or upon any earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning, computer and telecommunications cable arid wiring, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to Landlord, and Tenant shall repair all damage to the Premises and the Project resulting from such removal.

20.3                        Disposal of Property. In the event of the expiration of this Lease or other reentry of the Premises by Landlord as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease, or within forty-eight (48) hours after a termination by reason of Tenant’s default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant. If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

21.                     Holding Over.

In the event Tenant holds over after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as Basic Rent during any holding over period, an amount equal to two-hundred percent (200%) of the Basic Rent payable immediately preceding the expiration of the Term. Nothing in this Article 21 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

22.                     Defaults and Remedies.

22.1                        Defaults by Tenant. The occurrence of any of the following shall constitute a default under this Lease by Tenant (“Event of Default”):

(a)                                 The failure by Tenant to pay the rent or make any other payment required to be made by Tenant under this Lease and Exhibits hereto as and when due where such failure continues for three (3) days after notice thereof by Landlord to Tenant; provided, however, that such notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure;

(h)                                 The abandonment of the Premises by Tenant, or failure by Tenant to take occupancy promptly following the Delivery Date;

(c)                                       The vacation of the Premises by Tenant for any period in excess of sixty (60) days. In addition, if Tenant vacates the Premises and is not actively marketing the Premises for a Transfer, and Landlord requests Tenant to execute an agreement terminating this Lease, Tenant shall execute the Lease termination agreement and this Lease shall thereupon terminate. If Tenant fails to execute the Lease termination agreement within ten (10) days after Landlord’s request to do so, which request references this Section 22.1(c), Tenant shall be in default under this Lease.

(d)                                      The failure by Tenant to observe or perform the provisions of Articles 2  and 8 where such failure continues and is not remedied within twenty-four (24) hours after notice thereof from Landlord to Tenant;

(e)                                       The failure by Tenant to observe or perform any other provision of this Lease and the Exhibits hereto, including the Rules and Regulations, to be observed or performed by Tenant, where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion. Such thirty (30) day notice shall be in lieu of and not in addition to any notice required under Section 1161 of the California Code of Civil Procedure;

(f)            Any action taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); the making by Tenant of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution, or other judicial seizure of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days;

(g)                                The failure by Tenant to provide estoppel certificates as herein provided; or

(h)                                 Any Event of Default otherwise specified in this Lease.

22.2                   Landlord’s Remedies.

(a)                        If an Event of Default shall occur, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder as to either the entire Premises (including the 6th Floor Premises and the 12th Floor Premises) or only as to either the 6th Floor Premises or the 12th Floor Premises according to that portion of the Premises (if applicable) in or to which the Event of Default occurred or relates by giving Tenant written notice of such election to terminate. In the event Landlord shall elect to so terminate this Lease (as to the applicable portion of the Premises or the entire Premises), Landlord may recover from Tenant:

(1)                                 the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2)                                 the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)                                 the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)                                 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(5)                                 at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(b)                                 All “rent” (as defined in Section 4.4) shall be computed on the basis of the monthly amount thereof payable on the date of Tenant’s default, as the same are to be adjusted thereafter as contemplated by this Lease. As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest in the per annum amount equal to the prime rate of interest or other equivalent reference rate from time to time announced by the Bank of America National Trust and Savings Association (the “Reference Rate”) plus two percent (2%), but in no event in excess of the maximum interest rate permitted by law. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)                                  If Landlord elects to terminate this Lease as a result of Tenant’s default, on the expiration of the time stated in Landlord’s notice to Tenant given under Paragraph (a)  above, this Lease and the Term hereof, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein specified for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable for any damages therefor.

(d)                                 If an Event of Default shall occur, in addition, Landlord shall have the remedy described in California Civil Code Section 1951.4 applicable to the entire Premises or either the 6th Floor Premises or the 12th Floor Premises, as applicable (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Therefore, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(e)                                  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any partial rent payment hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default or of any of Landlord’s rights available under this Lease or at law or equity, except only a default in the payment of the rent so accepted.

22.3  Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable under any circumstances for, and each hereby releases the other from all liability for, consequential damages and injury or damage to, or interference with, the other party’s business, including, but not limited to, loss of title to the Premises or any portion thereof, loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring, other than those consequential damages incurred by Landlord in connection with a holdover in the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with failure by Tenant to provide an estoppel certificate as required under the provisions of this Lease.

22.4 Definition of Tenant. The term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors. If this Lease has been assigned, the term “Tenant” shall be deemed to include both the assignee and the assignor.

22.5  Security Deposit. Tenant shall pay Landlord upon execution and delivery hereof by Tenant the amount of (a) Nine Thousand Dollars ($9,000.00) for the 12th Floor Premises, and (b) Fifteen Thousand Four Hundred Ninety-Three and 17/100 Dollars ($15,493.17) (each severally, and collectively, the “Security Deposit”), as security for the full and faithful performance of each of the terms hereof by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, including without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute a default hereunder by Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building or Project and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the later of expiration of the Term and surrender of possession of the Premises to Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

23.                               Covenant Against Liens.

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 14, Tenant shall not voluntarily create or permit any lien or encumbrance on Tenant’s leasehold hereunder. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises (including, without limitation, in connection with any Alterations) and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any of its obligations, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by

Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

24.                                    Interest on Tenant’s Obligations; Late Charges.

24.1                   Interest. Any amount due from Tenant to Landlord which, if paid more than 5 days following the due date set forth in Section 4, shall bear interest at the lesser of two percent (2%) in excess of the Reference Rate (as defined in Paragraph 22.2(b)) or the maximum rate per annum which Landlord is permitted by law to charge, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

24.2                   Late Charge. In the event Tenant is more than five (5) days late in paying any amount of rent due under this Lease, Tenant shall pay Landlord a late charge equal to ten percent (10%) of each delinquent amount of rent and any subsequent delinquent amount of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment pursuant to California Civil Code Section 1671, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in Section 24.1 are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

25.                                    Quiet Enjoyment.

Tenant, upon the paying of all rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions of this Lease and to any Underlying Mortgage (to the extent this Lease is subordinate thereto, and subject to the terms of any non-disturbance agreement in favor of Tenant).

26.                                    Parking Facilities.

26.1                   Local Parking Structures. Landlord has entered into an agreement with a parking operator (“Parking Operator”) to provide parking for tenants in the Building in off-site parking facilities generally located within a four (4) block radius of the Building (“Off-Site Parking Program”), currently including, without limitation, the parking garage located at 501 Santa Monica Boulevard (the “501 Santa Monica Garage”), which facilities (including without limitation, the 501 Santa Monica Garage) are subject to change from time to time in accordance with Landlord’s agreement with such Parking Operator. Landlord’s agreement with the Parking Operator is subject to change, termination or replacement from time to time; Landlord shall notify Tenant in the event that such Off-Site Parking Program is materially modified in any manner that affects Tenant’s rights under this Article 26 (including, for example, if the parking garage used to park VIP Valet-Assist (defined below) automobiles is moved closer to the Building). For so long as the same are and remain available in accordance with Landlord’s Off-Site Parking Program, Tenant shall have the option, to be exercised by at least thirty (30) days written notice to Landlord, of renting available parking passes for parking automobiles in garages available in the Offsite Parking Program (as and to the extent available from time to time) for such rent as Landlord may establish from time to time, subject to availability and subject to parking rules and regulations that the Parking Operator of such off-site parking facilities may establish from time to time; provided, that upon exercising the option to rent any such parking passes, all such passes then rented shall be rented by Tenant for the remainder of the Term, subject to the terms and conditions hereof, and so long as the same remain available for Landlord to provide to tenants of the Building. Landlord shall inform Tenant in writing when the designated available off-site parking facilities change in accordance herewith.

26.2                             VIP Valet-Assist. Subject to Section 26.3 below, Landlord has established a VIP valet-assist parking program for tenants in the Building, which valet-assist personnel are currently located at or near the northeast corner of 2nd Street and Santa Monica Boulevard. The VIP valet-assist parking program shall operate from 9:00 a.m. until 6:00 p.m. Valet parking assistants shall park Tenant’s automobiles in available spaces otherwise used in connection with Landlord’s Off Site Parking Program. If Tenant arrives at the VIP-valet assist drop-off and pickup location before or after the times noted above, then such VIP valet-assist parking will not be available and Tenant shall be entitled to self-park in any of the off-site parking facilities then offered to Tenant in connection with Landlord’s Off-Site Parking Program established pursuant to Section 26.1 above. Parking attendants will deliver to the Premises any car keys and location information relating to Tenant’s automobiles still parked under the VIP-valet assist program alter 6:00 p.m. If Tenant desires to rent VIP valet-assist parking passes, Tenant shall, give thirty (30) days written notice to Landlord of Tenant’s desire to rent such additional VIP valet-assist parking passes, and Landlord shall thereafter provide and Tenant shall rent such passes as are and remain available, on a month-to-month basis, during the Term of this Lease.

26.3                             Retained Rights.  Landlord shall have the right to change, delete or modify its Off-Site Parking Program and its VIP valet-assist parking program in its reasonable discretion; provided, that Landlord shall in any event exercise commercially reasonable efforts to provide adequate parking for Tenant during the Term of this Lease. Tenant acknowledges and agrees that Landlord’s ability to provide the VIP valet-assist program is subject to the discretion of the City of Santa Monica, and the City may terminate Landlord’s right to provide such program during the Term of the Lease without Landlord’s prior consent or control; provided, however that in the event that the VIP valet-assist program is terminated, then any parking passes then rented thereunder shall be converted to self parking passes under the Off-Site Parking Program set forth in Section 26.1 above, at the then-applicable parking rate for such passes. The parking passes rented by Tenant pursuant to this Article 26 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant acknowledges and agrees that Landlord’s Off-Site Parking Program and the VIP valet-assist parking program are offered to Tenant as an accommodation in connection with this Lease, and that Landlord does not control the parking operator nor the VIP-valet assist attendants, nor the assistants, attendants or facilities of either. Accordingly, Tenant agrees that Landlord shall not be liable to Tenant in any manner for, and Tenant hereby expressly releases Landlord from any and all liability relating to, any and all personal injury or property damage incurred by Tenant, its employees, invitees, agents or representatives using the parking programs provided in this Article 26, except for any such personal injury or property damage caused by the sole negligence, recklessness or willful misconduct by Landlord, its employees, agents, representatives, or anyone else under Landlord’s control. Tenant expressly waives all rights under California Civil Code Section 1542.

27.                               Brokers.

Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any person or real estate broker other than The Klabin Company and Cresa Partners (collectively, “Broker”) which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Landlord and Tenant shall indemnify, hold harmless and defend the other from and against any liability with respect to any fee or brokerage commission (except one owing to Broker) arising out of any act or omission of the indemnifying party. Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to Broker in accordance with the commission agreement executed by Landlord.

28.                               Rules and Regulations.

The “Rules and Regulations” attached hereto as Exhibit “E” are hereby incorporated herein and made a part of this Lease. Tenant agrees to abide by and comply with each and every one of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord for the safety, care, security, good order and cleanliness of the Premises and the Building, or any other portion of the Project. Provided Tenant’s rights under this Lease are not materially and adversely affected, Landlord shall have the right to amend, modify or add to the Rules and Regulations in its sole discretion. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner, provided that Landlord shall not be liable to Tenant for any violation of any of the Rules and Regulations by any other tenant, contractor or invitee or for the failure of Landlord to enforce any of the Rules and Regulations.

29.                               Directory Board and Signage.

29.1                        Directory Board. During the Term, Tenant shall have the right to designate one (1) name (a department or individual) per thousand square feet of Rentable Area in the Premises occupied by Tenant for placement on the directory board in the lobby of the Building and any other common directory board which may be available for use by office tenants of the Building. Landlord shall have the option to maintain, in place of any such directory board, a computerized directory with display screen which has the capacity to accommodate Tenant’s designation of names as set forth above.

29.2                        Signage. Tenant shall be permitted to install, at its own expense, Building standard signage containing Tenant’s name at entrance doors to the Premises, and, provided that at all times Tenant leases all of the Rentable Area on individual floors of the Premises, on the walls of the elevator lobbies on each floor of the Premises leased solely by Tenant. Any such signage will be designed and constructed in a manner compatible with Building standard signage and graphics criteria and shall be subject to Landlord’s prior approval which approval shall not be unreasonably withheld or delayed. If, at any time, Tenant does not lease all of the Rentable Area on any floor of the Premises hereunder, Tenant’s rights under this Section 29.2 to install and maintain signage on the walls of the elevator lobbies within such floor shall thereupon terminate, and Tenant shall promptly remove all such signage and repair and restore the walls to their prior condition, at Tenant’s expense.

30.                               General Provisions,

30.1                        No Waiver. The waiver by Landlord of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of Landlord to insist on the strict performance by Tenant, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Lease. The acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant of any term, provision, covenant or condition herein, regardless of Landlord’s knowledge of such breach or default at the time of acceptance of rent.

30.2                        Landlord’s Right to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole expense and without abatement of rent. If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant’s part to be performed. All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such obligation or enforcing this Lease, including attorneys’ fees, together with interest thereon in a per annum amount equal to two percent (2%) in excess of the Reference Rate (as defined in Paragraph 22.2(b), but not in excess of the maximum rate permitted by law, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

30.3                        Terms; Headings. The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular. The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

30.4                        Entire Agreement. This instrument along with any exhibits and attachments or other documents affixed hereto constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises and the estate and interest leased to Tenant hereunder. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

30.5                        Successors and Assigns. Subject to the provisions of Article 14 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators and assigns of any and all of the parties hereto.

30.6                        Notices. All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other. If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only. Notices shall be deemed sufficiently served or given at the time of personal delivery or three (3) days after the date of mailing thereof; provided, however, that any notice of default to Tenant under Article 22 shall be hand-delivered to the Premises. Any notice, request, communication or demand by Tenant to Landlord shall be addressed to the Landlord at the Office of the Building with a copy to Jonathan S. Gross, Esq., Gilchrist & Rutter Professional Corporation, 1299 Ocean Avenue, Suite 900, Santa Monica, California 90401, and if requested in writing by the Landlord, given or served simultaneously to the Landlord’s mortgagee at the address specified in such request. Any notice, request, communication or demand by Landlord to Tenant shall be addressed to the 6th Floor Premises from and after the date of this Lease.

with a copy to:TrueCar, Inc.

Attn: General Counsel

225 Santa Monica Blvd., 6th Floor

Santa Monica, CA 90401

Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

30.7                        Severability. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

30.8                        Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

30.9                        Governing Law. This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of California.

30.10                 Attorneys’ Fees. If Landlord retains the services of attorneys (a) for recovery of possession of the Premises, (b) for recovery of any sum due under this Lease, or (c) to defend any claim by Tenant against Landlord, whether or not suit be filed, then all such costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord shall be paid by

Tenant. If any action or proceeding (including any appeal thereof) is brought by Landlord or Tenant (whether or not such action is prosecuted to judgment) to enforce its respective rights under this Lease or to enforce a judgment (“Action”), (1) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees and costs to be fixed by the court, and (2) as a separate right, severable from any other rights set forth in this Lease, the prevailing party therein shall be entitled to recover its reasonable attorneys’ fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys’ fees and costs shall be included in any such judgment. The parties hereto hereby waive any right to a trial by jury. The right to recover post judgment attorneys’ fees and costs shall (i) not be deemed waived if not included in any judgment, (ii) survive the final judgment in any Action, and (iii) not be deemed merged into such judgment. The rights and obligations of the parties under this Section 30.10 shall survive the termination of this Lease.

30.11                 Light and Air. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or any other portion of the Project shall in no manner affect this Lease or impose any liability whatsoever on Landlord.

30.12                 Bankruptcy Prior to Commencement. If, at any time prior to the Commencement Date, any action is taken by or against Tenant in any court pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, or there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, then this Lease shall ipso facto be canceled and terminated and of no further force or effect. In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in addition to any other rights and remedies under this Lease, be entitled to retain any rent, security deposit or other monies received by Landlord from Tenant as liquidated damages.

30.13                 Force Majeure. Landlord shall not be liable for any failure to comply or delay in complying with its obligations hereunder if such failure or delay is due to acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, riot, insurrection, war, terrorism, bioterrorism, fire, earthquake, unavoidable casualty or other similar causes beyond Landlord’s reasonable control (all of which events are herein referred to as force majeure events). It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a force majeure event from continuing.

30.14                 Applicable Laws. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now or hereafter in effect, including, without limitation, the Americans with Disability Act of 1990 and local enactments thereof and promulgations thereunder (“Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all requirements of Applicable Laws, including, without limitation, making required changes to the Premises, the access thereto and common area restrooms therefor, Base Building Improvements and Building Systems, and other areas of the Project

(other than making structural changes) relating to or arising out of the use, occupancy, repair, improvement or alteration of the Premises, including the construction and installation of the initial Tenant Improvements by or for Tenant and any Alterations described in Article 8. Subject to Article 5, Landlord shall be responsible for compliance with Applicable Laws with respect to areas of the Project not within the Premises where such compliance measures are required due to another tenant’s use, occupancy, repair, improvement or alteration of its premises, or where such compliance is not made the responsibility of Tenant as set forth above.

30.15                 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Base Rent, Additional Rent and other charges have been paid in advance, if any, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge and containing any other information and certifications which reasonably may be requested by Landlord or the holder of any Underlying Mortgage. Any such statement delivered pursuant to this Section 30.15 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building or the Project. Failure of Tenant to timely execute and deliver such a statement delivered by Landlord for execution shall constitute acceptance and acknowledgment by Tenant that all information included in the statement is true and correct.

30.16                 No Discrimination. Tenant covenants by and for itself, its successors, heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of age, race, color, creed, sex, sexual orientation, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

30.17                 Examination of Lease. The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of; or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

30.18                 Partner Liability. Tenant acknowledges that Landlord is a limited liability company formed under the laws of the State of Delaware. Tenant agrees that, in any action arising out of or relating to the performance of this Lease, Tenant will proceed only against Landlord or its successors and assigns and not against any manager of Landlord, any member or general or limited partner in Landlord (or in any partnership or limited liability company to which Landlord may assign this Lease), or any of such manager’s, member’s or partner’s directors, officers, members, managers, employees, agents, shareholders, partners or affiliates.

Notwithstanding anything in this Lease or any law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely to the interest of Landlord in the Project, and neither Landlord, its manager, nor any of its constituent members, partners or subpartners, nor any of their respective affiliates, partners, directors, members, managers, officers, employees, agents or shareholders shall have any personal liability therefor, and Tenant, for itself and all persons claiming by, through or under Tenant, expressly waives and releases Landlord and such related persons and entities from any and all personal liability. The provisions of this Section 30.18 are enforceable by both Landlord and any manager, member or partner of Landlord, and shall survive the expiration or earlier termination of this Lease.

30.19                 No Jury Trial. To the fullest extent permitted by law from time to time, Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

30.20                 Execution by Corporation. If Tenant is a corporation, then the persons executing this Lease on behalf of Tenant represent and warrant to Landlord that they are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, and in accordance with the Bylaws of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

[Signatures on Following Page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD:

CLOCK TOWER, LLC,

a Delaware limited liability company, qualified to do business in California under the name SMA Clock Tower, LLC

By:                            HAR-MANAGER, LLC,

a California limited liability company, its Manager

By:	/s/ Joseph F. Ruvolo
Name:	Joseph F. Ruvolo
Title	Vice President

TENANT:

TRUECAR, INC.,
a Delaware corporation

By:	/s/ Robert Taylor
Name:	Robert Taylor
Title:	COO
Date Signed:	5/11/2010

By:	/s/ Scott Painter
Name:	Scott Painter
Title:	CEO
Date Signed:	5/11/2010

EXHIBIT “A”

FLOOR PLAN

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EXHIBIT “B”

AREA DEFINITIONS

1.                                           Rentable Area of Single-Tenancy Floor. The “Rentable Area” of premises on a single-tenant floor shall be determined pursuant to guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.

2.                                           Usable Area. The “Usable Area” of premises on a single-tenant floor and/or multi-tenant floor shall be determined pursuant to guidelines generally established by the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.

3.                                           Rentable Area of Multi-Tenancy Floor. The Rentable Area of premises on a multi-tenant floor shall be computed by multiplying the Rentable Area of such floor determined as if it were a single-tenancy floor (in accordance with Section 1 above) by a fraction, the numerator of which is the Usable Area of such premises as determined in accordance with Section 2 above and the denominator of which is the aggregate Usable Area of all premises on said floor as determined for each of such premises in accordance with said Section 2 above.

4.                                           Stipulated Area. The Base Rent for the 6th Floor Premises has been calculated on the basis of 4,389 square feet of Rentable Area (Base Rent for the 12th Floor Premises is a stipulated gross rent amount), which figure has been stipulated by the parties based on the configuration of the Premises as set forth in Exhibit “A”. If the public corridor, if any, indicated on Exhibit “A” is changed in such a manner as to change the numerator or denominator of the fraction described in Section 3 above, then, on written notice to Tenant, the Rentable Area of the Premises stipulated above shall be adjusted accordingly, and the Base Rent shall be adjusted to reflect such change.

5.                                           Rentable Area of Building, The Rentable Area of the Building shall be computed by totaling the Rentable Areas of all premises in the Building.

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EXHIBIT “C”

MEMORANDUM OF LEASE COMMENCEMENT

THIS MEMORANDUM is made and entered into as of                         2010, by and between CLOCK TOWER, LLC, a Delaware limited liability company, (“Landlord”), and TRUECAR, INC., a Delaware corporation (“Tenant”) with respect to that certain Office Lease between Landlord and Tenant dated as of May 10, 2010 (the “Lease”).

The term of the Lease commenced on August 1, 2010, defined in Section 3.1 of the Lease as the Commencement Date (as to the 6th Floor Premises), and May 10, 2010, defined in Section 3.1 as the 12th Floor Commencement Date (as to the 12th Floor Premises). The term of the Lease shall expire on December 31, 2010 unless sooner terminated or extended pursuant to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD:

CLOCK TOWER, LLC,
a Delaware limited liability company, qualified to do business in California under the name SMA Clock Tower, LLC

By:	HAR-MANAGER, LLC,
a California limited liability company, its Manager

	By:	/s/ Joseph F. Ruvolo
	Name:	Joseph F. Ruvolo
	Title	Vice President

TENANT:

TRUECAR, INC.,
a Delaware corporation

By:	/s/ Robert Taylor
Name: Robert Taylor
Title: COO
Date Signed: 5/11/2010

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By:	/s/ Scott Painter
Name: Scott Painter
Title: CEO
Date Signed: 5/11/2010

EXHIBIT “D”

LANDLORD’S IMPROVEMENT LETTER

This Improvement Letter supplements the Office Lease (the “Lease”) dated May 10, 2010, by and between CLOCK TOWER, LLC, a Delaware limited liability company (“Landlord”) and TRUECAR, INC., a Delaware corporation (“Tenant”), covering certain premises described in the Lease. Terms capitalized, but not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

The parties hereby agree as follows:

1.             Construction of the Building.

1.1                               Base Building Definition. Landlord has constructed the Building consisting of the following: (a) the Building shell and exterior, (b) the core area, including necessary mechanical, sprinkler, plumbing, life safety, and structural systems within the Building core, all delivered to Tenant in their as-is where-is condition, (c) one (1) electrical panel serving the floor of the Premises providing power sufficient to serve the Premises as provided in Section 7.1(a) of the Lease, at a location determined by Landlord (any movement thereof shall be at Tenant’s sole cost) (d) four 5-ton air conditioning units and related heating and ventilation system in their as-is where-is condition, (e) one finished core area unisex toilet room on each floor and one finished toilet room (alternating men’s and women’s) between each floor accessed from the common stairwell, (f) unpainted exterior dry wall or lath and plaster covering the exposed side of all exposed core walls, core and perimeter columns and the interior exposed side of all exterior building wall areas except at and under windows, (g) public stairways, (h) passenger elevators, (i) ground floor lobby with finished elevator lobby, (j) concrete slab floors in their as-is condition (collectively referred to as the “Base Building Improvements”). To the extent that the Base Building Improvements must be changed or added to in order to accommodate the special needs of Tenant in the Premises, or otherwise in connection with, such changes or additions shall be considered Tenant Improvements (as defined in Section 2.3 below). Any items provided by Landlord in the Premises in addition to the Base Building Improvements shall be paid for by Tenant, subject to Section 3 below.

1.2                               Exclusions From Base Building Improvements. Base Building Improvements shall include all of the items described in Section 1.1 and shall not include any Tenant Improvements (as defined herein); without limiting the generality of the foregoing, Base Building Improvements shall exclude the following:

(a)                            Tenant ceilings and lighting;

(b)                            Floor finish in the Premises (except elevator lobbies and public corridors on multi-tenant floors and core area toilet rooms);

(c)                             Interior finishes of any kind within the Premises (except elevator lobbies and public corridors on multi-tenant floors and core area toilet rooms);

(d)                            Interior partitions, doors, and hardware within the Premises;

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(e)                                  Terminal boxes and reheat coils or other HVAC or air distribution devices, including distribution duct work and controls, beyond the core of the Building;

(f)                                   Tenant’s furniture, fixtures and equipment, including telephones, computers and cabling therefor;

(g)                                  Distribution of electrical services, plumbing services and sprinklers from the core, and domestic hot water heater and associated hot water piping;

(h)                                 Any and all signs for Tenant and the power therefor;

(i)                                     Security, fire and life-safety systems throughout the Premises, including exit signs, intercoms and extinguishers; and

(j)                                    Building standard window coverings, installed in each case as approved by Landlord.

2.                                 Tenant Improvements. All improvements in the Premises other than Base Building Improvements, whether currently existing or installed by Landlord or Tenant during the Term of the Lease shall be called “Tenant Improvements.” Any Tenant Improvements installed or constructed in the Premises during the Term of the Lease shall be performed by Tenant, at its own cost and expense, in accordance with Article 8 of the Lease.

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EXHIBIT “E”

RULES AND REGULATIONS

1.                                           Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained. All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord. Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall use the Building standard window covering specified by Landlord and Landlord reserves the right to disapprove interior improvements visible from the ground level outside the Building on wholly aesthetic grounds. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s expense.

2.                                           Except as otherwise provided in the Lease or any exhibits thereto, Tenant shall not obtain for use upon the Premises, food and beverage services, plant maintenance, or any other services, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

3.                                           The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

4.                                           The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenants nor used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5.                                           Tenant, upon the termination of its tenancy, shall deliver to Landlord the parking and security access cards issued to Tenant and all keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any access cards or keys so furnished, shall pay Landlord therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

6.                                           The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

7.                                           Tenant shall not use the Premises in any manner which exceeds the floor load capacity of the floor on which the Premises are located or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8.                                           No furniture, packages, supplies, merchandise, freight or equipment which cannot be hand carried shall be brought into the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building’s elevators, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

9.                                           Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired by the expense of Tenant. Tenant’s business machines and mechanical equipment shall be installed, maintained and used so as to minimize vibration and noise that may be transmitted to the Building structure or beyond the Premises.

10.                                    Tenant shall not use the Premises in any manner which would injure or annoy, or obstruct or interfere with the rights of other tenants or occupants of the Building.

11.                                    Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m. Window cleaning shall be done only by Landlord.

12.                                    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than as required for handicapped persons) or birds be brought in or kept in or about the Premises or the Building.

13.                                    Other than heating and reheating in areas designed for such use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

14.                                    Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

15.                                    Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

16.                                    No Tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

17.                                    Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 5:30 p.m. and 8:30 a.m., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and property in the Building. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person.

18.                                    Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

19.                                    Tenant shall not use the Premises in any manner which would increase the amount of water typically furnished for office use, nor connect any appliance directly to the water pipes.

20.                                    Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of any tenant.

21.                                    The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

22.                                    Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing the window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or other articles on the induction unit enclosure, intake or other vents so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

23.                                    Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street addresses of the buildings of which the Premises are a part.

24.                                    Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

25.                                    Canvassing, soliciting and peddling within the entire Project is prohibited unless specifically approved by Landlord and each tenant shall cooperate to prevent such activity.

26.                                    All parking ramps and areas plus other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

27.                                    The Premises shall not be used for manufacturing or the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy nor permit any portion of its premises to be occupied for the manufacture or sale of narcotics, liquor, or tobacco in any form, or as a barber or manicure shop. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on the premises nor advertise for laborers giving an address at the Premises or Project. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes,

28.                                    Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales at the Project.

29.                                    Tenant shall not place any radio or television antennae on the roof of the Project or on any exterior part of the Premises or the Project.

AMENDMENT TO LEASE

RE ADDITIONAL SPACE AND TERM EXTENSION

This Amendment to Lease Re Additional Space and Term Extension (this “Agreement”) is made and entered into as of November 20, 2010, by and between CLOCK TOWER, LLC, a Delaware limited liability company (“Landlord”) and TRUECAR, INC., a Delaware corporation (“Tenant”).

1.                                      Recitals.

1.1                               Lease. Landlord and Tenant have previously entered into that certain Office Lease dated May 10, 2010 (the “Lease”), for certain premises (the “Existing Premises”) containing a total of 4,389 rentable square feet located on the sixth (6th) floor and approximately 2,300 rentable square feet located on the twelfth (12th) floor of an office building located at 225 Santa Monica Boulevard, Santa Monica, California (“Building”), all as more particularly described in the Lease. Capitalized terms not defined herein shall have the meanings given them in the Lease.

1.2                               Amendment. The parties hereto desire to amend the Lease to reflect the leasing of additional space on the twelfth (12th) floor by Tenant, the extension of the Tenn of the Lease, and to reflect certain other agreements as set forth below.

2.                                      Lease of Additional Space.

2.1                               Additional Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, and Section 1.2 of the Lease is hereby amended to add to the Existing Premises, the remainder of the twelfth (12th) floor of the Building, containing approximately 2,089 rentable square feet (the “Additional Space”) as depicted on Exhibit “A” hereto. Following the addition of the Additional Space, the 12th Floor Premises shall be deemed to contain 4,389 rentable square feet. Subject to the terms of this Agreement, Exhibit “A” to the Lease is hereby deemed revised to reflect the Premises as containing the entire 6th floor and entire 12th floor. From and after the Additional Space Commencement Date (as defined in Section 3.1 below), all references to the Premises in the Lease and this Agreement, unless otherwise expressly provided, shall be deemed to refer to  the Existing Premises together with the Additional Space (i.e., the entirety of each of the 6th floor and the 12th floor of the Building). Except as set forth in this Agreement, the Additional Space shall be leased upon all of the terms and conditions applicable to the Premises under the Lease.

2.2                               Rentable and Usable Area. Landlord and Tenant acknowledge, stipulate and agree that the Additional Space contains a total of 2,089 rentable square feet, and following the addition of the Additional Space to the Existing Premises, the Premises shall be deemed to contain 8,778 rentable square feet (4,389 square feet on each of the 6th and 12th floors).

2.3                               Additional Space Term, Delivery and Acceptance. Subject to Section 2.4 below, the Term of the Lease for the Additional Space shall commence concurrently with the Extended Term Commencement Date and shall continue for the entire Extended Term (as those

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terms are defined in Section 3.1 below), unless sooner terminated pursuant to the Lease or this Agreement. Tenant currently occupies the Additional Space as of the date of this Agreement, and Tenant hereby accepts the Additional Space in its existing “As-Is” condition as of the date hereof, and Landlord shall have no obligation whatsoever to improve, repair, restore or refurbish the Additional Space, except as expressly provided in the Lease and this Agreement. Without limiting the foregoing, however, Landlord acknowledges and agrees that Tenant shall have the right to perform and install certain improvements and Alterations in the 12th Floor Premises, in accordance with the terms and conditions of Article 8 of the Lease, including, without limitation, submission to Landlord for its review and approval, plans, specifications, building permits and the like, protection of the Project from all liens, claims and liabilities and coordination with Landlord and its property manager for all construction work in the Project. Such Alterations may include a kitchen area, shower in the restroom and installation of hardwood flooring.

2.4                                    Occupancy and Acceptance of Additional Space.

(a)                                 Tenant acknowledges and agrees that it has occupied the Additional Space since August 23, 2010. Tenant shall be entitled to continue to occupy the Additional Space during the remaining initial Term of the existing Lease, and all of the teims and conditions of the Lease and this Agreement shall apply to the Additional Space during such occupancy, except that Tenant agrees to pay Base Rent for the Additional Space during such period prior to the Extended Tenn Commencement Date in an amount equal to Nine Thousand Dollars ($9,000.00) per month, from August 23, 2010 through December 31, 2010 (pro rated for the month of August 2010). All amounts of Additional Space Base Rent for all periods of occupancy prior to and including November 2010 shall be paid and delivered to Landlord together with Tenant’s execution and delivery of this Agreement, based upon a factually correct written invoice to be delivered to Tenant by Landlord separately from this Agreement. Tenant shall pay Additional Space Base Rent for the month of December 2010, in the amount provided hereinabove, together with Tenant’s regular monthly rent payment under the Lease for such month.

(b)                                 In addition to Additional Space Base Rent payable under Paragraph 2.4(a) above, Tenant shall pay Tenant’s Share of Project Expenses in for the Additional Space in accordance with Article 5 of the Lease for the period of occupancy thereof as described in this Section 2.4; provided that for purposes of calculating Tenant’s obligations for Project Expenses for the Additional Space for such period of occupancy, Tenant’s Share for the Additional Space is 3.84% (as provided in Paragraph 5.2(f) of the Lease).

3.                                      Term.

3.1                               Extension of Lease Term. The term of the Lease is hereby extended for a period of thirty-six (36) months (“Extended Term”), commencing on January 1, 2011 (“Extended Term Commencement Date”) and expiring on December 31, 2013, unless sooner terminated pursuant to the Lease or this Agreement. Except as otherwise expressly provided in this Agreement, all of the terms and conditions of the Lease, as amended hereby, shall apply during the Extended Term. Tenant shall not have any further express right to extend the Lease Term.

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3.2                               Acceptance of Premises. Tenant currently occupies the Premises as of the date of this Agreement and Tenant hereby agrees to accept the Premises for the Extended Term in its existing “As-Is” condition as of the Extended Term Commencement Date, and Landlord shall have no obligation whatsoever to improve, repair, restore or refurbish the Premises for the Extended Term, except as otherwise expressly provided in the Lease and this Agreement. Neither Landlord nor its agents or representatives have made any representations or warranties whatsoever concerning the condition or suitability of the Premises except as expressly set forth herein and in the Lease.

4.                                      Rent.

4.1                               Base Rent. Commencing on the Extended Term Commencement Date, Tenant shall pay monthly base rent (“Extended Term Base Rent”) for the entire Premises (including the Existing Premises and the Additional Space, totaling 8,778 rentable square feet) in the amount of Thirty-Five Thousand Nine Hundred Eighty-Nine and 80/100 ($35,989.80), generally allocated to each of the 6th Floor Premises and the 12th Floor Premises as provided below. Each monthly installment of Extended Term Base Rent shall be due and payable on the first day of each calendar month during the Extended Term, pursuant to this Article 4 and otherwise in accordance with the terms and conditions of the Lease.

(a)                                 6th Floor Extended Term Base Rent. For reference purposes only, the allocation of Extended Tenn Base Rent for the 6th Floor Premises (containing 4,389 rentable square feet) is Fourteen Thousand Nine Hundred Twenty-Two and 60/100 Dollars ($14,922.60) per month, equal to $3.40 per rentable square foot in the 6th Floor Premises in accordance with this Section 4.1, until adjusted pursuant to Paragraph 4.2 below.

(b)                                 12th Floor Extended Term Base Rent. For reference purposes only, the allocation of Extended Term Base Rent for the 12th Floor Premises (containing 4,389 rentable square feet) is Twenty-One Thousand Sixty-Seven and 20/100 Dollars ($21,067.20) per month, equal to $4.80 per rentable square foot in the 12th Floor Premises in accordance with this Section 4.1, until adjusted pursuant to Paragraph 4.2 below.

4.2                               Automatic Extended Term Base Rent Increases. Extended Term Base Rent for the Premises (including the 6th Floor Premises and the 12th Floor Premises (including the Additional Space)) shall automatically increase on each anniversary of the Extended Term Commencement Date by three percent (3%) over the amount of Extended Term Base Rent payable during the month immediately preceding the applicable anniversary of the Extended Term Commencement Date.

4.3                               Tenant’s Share of Project Expenses. Commencing on the Extended Term Commencement Date, and at all times thereafter during the Extended Term, Tenant shall pay Tenant’s Share of Project Expenses in accordance with Article 5 of the Lease for the entire Premises (including the Existing Premises and the Additional Space); provided that for purposes of calculating Tenant’s Share for the Premises as of the Extended Term Commencement Date, the definition of Tenant’s Share as provided in Paragraph 5.2(f) of the Lease is hereby amended and restated such that Tenant’s Share for the entire Premises is 16.14%.

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4.4                               Other Terms. Extended Term Base Rent and Tenant’s Share of Project Expenses shall be prorated for any partial month during the Extended Term based upon the number of days in such partial month. Extended Term Base Rent, together Tenant’s Share of Project Expenses and all other sums due hereunder (herein called “Additional Rent”), shall be paid to the Landlord without deduction or offset of any kind, and in advance and without demand (except as otherwise herein expressly provided) in lawful money of the United States at the Office of the Building or such other location and/or to such other person as Landlord may from time to time designate in writing. The Extended Term Base Rent and Additional Rent of any kind whatsoever is collectively defined as and shall constitute “rent” for all purposes.

5.                                      Security Deposit.

Landlord and Tenant acknowledge and agree that Tenant has delivered a Security Deposit to Landlord under Section 22.5 of the Lease in the amount of Twenty-Four Thousand Four Hundred Ninety-Three and 17/100 Dollars ($24,493.17), which existing Security Deposit Landlord is holding pursuant to the terms and conditions of said Section 22.5 of the Lease, as security for Tenant’s full and faithful performance of the Lease. On or before the execution and delivery of this Agreement by Tenant, Tenant shall deliver an additional amount equal to Thirteen Thousand Six Hundred Eighty-Eight and 40/100 Dollars ($13,688.40), for a total Security Deposit to be held by Landlord for the Extended Term equal to Thirty-Eight Thousand One Hundred Eighty-One and 57/100 Dollars ($38,181.57) equal to the last month’s Extended Term Base Rent.

6.                                      Parking.

From and after the Extended Term Commencement Date, Tenant shall rent and Landlord shall provide twenty-six (26) parking passes for parking automobiles in the 501 Santa Monica Garage, subject to the terms and conditions of Article 26 of the Lease, including, without limitation, Landlord’s right to modify, reduce, or relocate Tenant’s parking to other off-site parking locations according to Landlord’s Off-Site Parking Program (as defined in Section 26.1 of the Lease), and otherwise subject to the terms and conditions of Article 26 of the Lease. Tenant shall pay to Landlord rent for such parking passes in the amount of Three Thousand Nine Hundred Dollars ($3,900.00) per month, equal to $150 per parking pass per month during the first year of the Extended Term. From and after the first anniversary of the Extended Term, the parking rates shall be adjusted to the then-current parking rates reasonably established for such unreserved off-site parking by Landlord or its parking operator.

7.                                      Brokers.

Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any person or real estate broker other than The Klabin Company (“Broker”) which would give rise to the payment of any fee or brokerage commission in connection with this Agreement, and Landlord and Tenant shall indemnify, hold harmless and defend the other from and against any liability with respect to any fee or brokerage commission (except one owing to Broker) arising out of any act or omission of the indemnifying party. Landlord covenants and agrees to pay all real estate commissions due in connection with this Agreement to Broker in accordance with the commission agreement executed by Landlord.

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8.                                      Miscellaneous.

8 . 1                         Lease Ratified. Except as specifically amended or modified herein, each and every WI             n, covenant, and condition of the Lease as amended is hereby ratified and shall remain in full force and effect.

8.’                                  Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

8.3                               Governing Law. This instrument shall be interpreted and construed in accordance with the law of the State of California.

8.4                               Counterparts. This Agreement may be executed in one or more counterparts, and each set of duly delivered identical counterparts that includes all signatories shall be deemed to be one original document.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LANDLORD:

CLOCK TOWER, LLC,
a Delaware limited liability company,
qualified to do business in California under the name SMA Clock Tower, LLC

By: HAR-MANAGER, LLC
a California limited liability company, its Manager

By:	/s/ Joseph Ruvolo
Name: Joseph Ruvolo
Title: Vice President

a Delaware corporation

By:	/s/ Scott Painter
Name: Scott Painter
Title: CEO

By:
Name:
Title:

6

EXHIBIT “A”
ADDITIONAL SPACE
[Attached]

A-1

Execution copy

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Amendment”) dated as of the 19th day of September, 2013 between SaMo Clock Tower, LLC (successor in interest to Clock Tower, LLC), having an office c/o Sorgente Group of America, 805 Third Avenue, New York, New York 10022 (“Landlord”) and Truecar Inc., having an office at 225 Santa Monica Boulevard, Santa Monica, California 90401 (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated as of May 10, 2010 and amended by Amendment to Lease Re Additional Space and Term Extension dated November 20, 2010 (together, the “Lease”), Landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, 4,389 RSF on the sixth floor (“6th Floor”) and 4,389 RSF on the twelfth floor (the “12th Floor”) (the “Existing Premises”), all as more particularly described in the Lease, in the building known as 225 Santa Monica Boulevard, Santa Monica, California (the “Building”); and

WHEREAS, Tenant currently subleases 4,389 RSF on the 5th Floor of the Building from Zodiak USA (the “5th Floor Premises”); and

WHEREAS, Tenant’s sublease for the 5th Floor Premises is set to expire on September 29, 2013; and

WHEREAS, Landlord and Tenant have agreed to add the 5th Floor Premises to the Lease on the conditions set forth herein; and

WHEREAS, the Lease expires on December 31, 2013; and

WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease for an additional year with respect to the 12th Floor only.

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease is hereby modified and amended as set out below:

1.           Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Amendment.

2.           5th Floor Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the 5th Floor Premises, commencing on October 1, 2013 and expiring on October 31, 2013 (the “5th Floor Term”). Following the addition of the 5th Floor Premises, the Existing Premises shall be deemed to contain the 5th Floor Premises, the 6th floor and the 12th Floor during the 5th Floor Term. After the expiration of the 5th Floor Term, the Existing Premises shall be deemed to only include the 6th Floor and the 12th Floor. Except as set forth in this Amendment, the 5th Floor Premises shall be leased upon all the terms and conditions applicable to the Existing Premises under the Lease.

3.             Rent for the 5th Floor Premises. Tenant shall pay Landlord as Base Rent for the 5th Floor Premises the amount of $19,264.92 for the 5th Floor Term. Additionally, Tenant shall pay $328.00 for CAM, $400.00 for janitorial costs and actual costs for electricity during the 5th Floor Term.

4.             Acceptance of 5th Floor Premises. Tenant currently occupies the 5th Floor Premises and Tenant agrees to accept the 5th Floor Premises in its then existing “AS-1S” condition as of October 1, 2013. Landlord shall have no obligation to repair, restore, improve, or refurbish the 5th Floor Premises for Tenant’s occupancy thereof. Neither Landlord nor its agents have made any representations or warranties whatsoever concerning the condition or suitability of the 5th Floor Premises for Tenant’s use.

5.             12th Floor Extension. Notwithstanding anything to the contrary contained herein, the Lease with respect to the 12th Floor only shall be extended beginning January 1, 2014 and expiring on December 31, 2014 (“12th Floor Extension Term”). The Base Rent for the 12th Floor Extension Term shall be $342,342.00 payable in monthly installments of $28,528.50. For purposes of the 12’h Floor Extension Term, the definition of Tenant’s Share as provided in Paragraph 5.2(f) of the Lease, shall be 8.07%. Tenant currently occupies the 12th Floor and Tenant agrees to accept the 12th Floor in its then existing “AS-1S” condition as of January 1, 2014. Landlord shall have no obligation to repair, restore, improve, or refurbish the 12th Floor for Tenant’s occupancy thereof. Neither Landlord nor its agents have made any representations or warranties whatsoever concerning the condition or suitability of the 12th Floor for Tenant’s use.

6.             Intentionally omitted.

7.             Provisions Control. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall supersede and control.

8.             Brokers. Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment other than Cushman & Wakefield and rsf LA. Landlord and Tenant shall indemnify, hold harmless and defend the other from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of the indemnifying party.

9.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute counterparts of this Amendment and exchange such counterparts via e-mail or fax, and such counterparts shall serve as originals.

10.          No Oral Modification. This Amendment may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

11.          Successors and Assigns. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth above.

OWNER:

SAMO CLOCK TOWER, LLC
By Michelangelo Real Estate Corporation, its sole member

By:	/s/ Marek Jednorowski
Name: Marek Jednorowski
Title: Authorized Signatory

TENANT:

TRUECAR, INC

/s/ James Nguyen
Name: James Nguyen
Title: EVP, Corporate & Partner Development